Exhibit 99.1

11695 Johns Creek Pkwy. Johns Creek, GA 30097
NEWS RELEASE

For media information:	For investor information:

Mike O’Sullivan	Gregg Swearingen
(937) 242-4786	(937) 242-4600
mike.osullivan@teradata.com	gregg.swearingen@teradata.com

For Release on February 9, 2012

Teradata Announces 2011 Fourth Quarter and Full-Year Results

•	Fourth-quarter revenue increased 23 percent, also up 23 percent in constant currency(1)

•	2011 revenue increased 22 percent, up 19 percent in constant currency(1)

•	Fourth-quarter GAAP EPS of $0.57, full-year GAAP EPS of $2.05

•	Fourth-quarter non-GAAP EPS of $0.66, up 25 percent from the prior year period(2)

•	2011 non-GAAP EPS of $2.32 versus $1.86 in 2010, a 25 percent increase(2)

•	2011 cash from operations of $513 million, up 24 percent from $413 million in 2010

•	Teradata Board of Directors approves new $300 million share repurchase authorization

ATLANTA – Teradata Corporation (NYSE: TDC) today reported revenue of $673 million for the quarter ended December 31, 2011, an increase of 23 percent from $548 million in 2010. For the full-year 2011, revenue was $2.362 billion, a 22 percent increase from $1.936 billion in 2010. The fourth-quarter revenue comparison was not impacted by currency translation, while the full-year comparison was benefited by 3 percentage points.(1)

Stock-based compensation expense and a number of special items (primarily acquisition-related) had a net impact of $46 million on Teradata’s 2011 net income as reported under U.S. Generally Accepted Accounting Principles (GAAP).

Gross margin in the fourth quarter of 55.6 percent was roughly the same as the 55.7 percent reported in the fourth quarter of 2010. On a non-GAAP basis, excluding the special items and stock-based compensation expense described in footnote #2 below,(2) fourth-quarter gross margin was 56.5 percent, an improvement from 55.8 percent in the fourth quarter of 2010. The increase in non-GAAP gross margin resulted from a favorable deal mix and leverage from increased product revenue, as well as improved consulting margins as compared to the prior-year period. Gross margin for full year 2011 was 54.7 percent, versus 56.2 percent in 2010. On a non-GAAP basis, excluding the special items described below, 2011 full-year non-GAAP gross margin was 55.9 percent, versus 56.4 percent for the full-year 2010. The decline in non-GAAP gross margin for the full year resulted from a higher mix of consulting revenue.

Teradata reported fourth-quarter net income under GAAP of $98 million, or $0.57 per diluted share, which compared to GAAP net income of $85 million, or $0.50 per diluted share, in the fourth quarter of 2010. For the full year 2011, Teradata reported GAAP net income of $353 million, or $2.05 per diluted share, which compared to GAAP net income of $301 million or $1.77 per diluted share, for the full year 2010. Excluding stock compensation expense and the special items described below, non-GAAP net income in the fourth quarter of 2011 was $113 million, or $0.66 per diluted share, versus $90 million, or $0.53 per diluted share in the fourth quarter of 2010.(2) Full-year non-GAAP net income was $399 million, or $2.32 per diluted share in 2011, compared to $317 million, or $1.86 per diluted share in 2010.(2)

“Teradata finished the year strong, resulting in our best quarter and best year ever. Both the fourth quarter and full-year 2011 were records for the company on a number of metrics including revenue growth rate, non-GAAP product gross margin and operating margin rates which resulted in 25 percent growth in non-GAAP earnings per share for both the quarter and the year. We also added the highest number of new customers for both a quarter and a year,” said Mike Koehler, president and chief executive officer, Teradata Corporation.

“Many corporations have established analytics as a top priority over the past several years. However, faced with today’s accelerating data volumes and new types of data, more corporations are coming to the realization that big data and analytics are much more challenging, and also an opportunity to gain competitive advantage from insights from new data sources such as mobile, sensors, and social networks. Teradata works closely with our customers to provide the optimal data strategy, architecture and technology necessary to manage these challenges, and cost effectively create new insights from all their data to win in the market place.”

Regional Operating Segment Results

Teradata reports its results in three regional operating segments.

Americas

Teradata generated $415 million of revenue in its Americas region in the fourth quarter of 2011, up 22 percent from $341 million in the fourth quarter of 2010. For the full year, revenue in the Americas region increased 23 percent to $1.436 billion in 2011, up from $1.166 billion in 2010. Currency translation had no impact on the quarterly or annual revenue comparisons for the Americas region.(1)

Europe, Middle East and Africa (EMEA)

Revenue in Teradata’s EMEA region in the fourth quarter of 2011 was $145 million, up 22 percent from $119 million generated in the fourth quarter of 2010. For the full year 2011, revenue in the EMEA region increased 24 percent to $548 million. Currency translation did not impact the revenue comparison in EMEA for the quarter, but did benefit the annual comparison in EMEA by 6 percentage points.(1)

Asia Pacific / Japan (APJ)

Teradata generated $113 million of revenue in its APJ region in the fourth quarter of 2011, a 28 percent increase from $88 million in the fourth quarter of 2010. For the full year 2011, revenue in the APJ region grew 15 percent to $378 million. Currency translation benefited the reported revenue growth in the APJ region by 2 percentage points in the fourth quarter and 7 percentage points for the year. (1)

Operating Income

Fourth-quarter operating income of $133 million increased from $117 million reported in the fourth quarter of 2010. On a non-GAAP basis, fourth quarter operating income of $155 million increased 24 percent from the fourth quarter of 2010.(2)

Full-year operating income was $456 million in 2011, versus $415 million in 2010. On a non-GAAP basis, full-year operating income was $557 million, a 26 percent increase from $441 million in 2010.(2) For both the quarter and full year, higher revenue more than offset the increased investment in selling expense and research and development expense.

Cash Flow

During the fourth quarter of 2011, Teradata generated $126 million of cash from operating activities, compared to $148 million in the prior-year period. Capital expenditures in the fourth quarter totaled $23 million compared to $21 million in the fourth quarter of 2010. Teradata generated $103 million of free cash flow (cash from operations less capital expenditures and additions to capitalized software) (3) in the fourth quarter of 2011, versus $127 million in the same period in 2010.

For the full year, cash from operating activities was $513 million, versus $413 million generated in 2010. Capital expenditures in 2011 totaled $110 million compared to $83 million in 2010. Teradata’s free cash flow for the full year was $403 million, a 22 percent increase from $330 million generated in 2010.(3)

	For the Periods Ended December 31 (in millions)

	Three Months		Twelve Months
	2011	2010	2011	2010
Net Income (GAAP)	$98	$85	$353	$301

Cash provided by operating activities (GAAP)	$126	$148	$513	$413
Less capital expenditures for:
Expenditures for property and equipment	(11)	(9)	(42)	(34)
Additions to capitalized software	(12)	(12)	(68)	(49)

Total capital expenditures	(23)	(21)	(110)	(83)

Free Cash Flow (non-GAAP measure) (3)	$103	$127	$403	$330

Balance Sheet

Teradata ended 2011 with $772 million in cash, an $81 million increase from September 30, 2011, and a $111 million decrease from December 31, 2010. During 2011, the company repurchased approximately 2.5 million shares for $127 million.

As of December 31, 2011, Teradata had total debt of $300 million outstanding under a 5-year term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however no funds were drawn from the credit facility.

Share Repurchase Authorization

Teradata’s Board of Directors has approved a new authorization to repurchase a total of $300 million of the company’s shares under its general open market share repurchase program. The program, which was initially established in February 2008 and was set to expire on February 10, 2012, has been extended for an additional three-year period now expiring in February 2015. As of January 31, 2012, the Company had purchased a total of 18.2 million shares of its common stock investing approximately $475 million of the $550 million that was previously authorized under this program.

2012 Outlook

In 2012, Teradata expects revenue to increase approximately 10 to 12 percent from the revenue it generated in 2011. Teradata anticipates that currency translation will negatively impact the year-over-year revenue comparison by approximately 1 percentage point, based on currency rates on January 31, 2012.

GAAP earnings per share in 2012 is expected to be in the $2.27 to $2.37 range. Excluding special items associated with 2011 acquisitions (which include the amortization of acquisition-related intangible assets, estimated purchase accounting adjustments, and transaction and integration costs) as well as stock-based compensation expense, non-GAAP EPS for 2012 is expected to be in the $2.56 to $2.66 range.(2)

2011 Fourth-Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (EST) to discuss the company’s fourth-quarter and full-year 2011 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at www.teradata.com/investor.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s leading analytic data solutions company focused on integrated data warehousing, big data analytics, and business applications. Teradata’s innovative products and services deliver data integration and business insight to empower organizations to achieve competitive advantage. Visit teradata.com for details.

# # #

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency schedule on the Investor Relations page of the company’s web site www.teradata.com/investor.

	For the Periods Ended December 31 (in millions)
	Three Months				Twelve Months
	2011	2010	% Chg As Rept’d	% Chg CC	2011	2010	% Chg As Rept’d	% Chg CC
Revenue
Products (software/hardware)	$331	$267	24%	24%	$1,122	$933	20%	18%
Consulting services	197	156	26%	25%	695	536	30%	25%
Maintenance services	145	125	16%	16%	545	467	17%	14%

Total services	342	281	22%	21%	1,240	1,003	24%	20%

Total revenue	$673	$548	23%	23%	$2,362	$1,936	22%	19%

	2011	2010	% Chg As Rept’d	% Chg CC	2011	2010	% Chg As Rept’d	% Chg CC
By segment/region
Americas region	$415	$341	22%	22%	$1,436	$1,166	23%	23%
EMEA region	145	119	22%	22%	548	442	24%	18%
APJ region	113	88	28%	26%	378	328	15%	8%

Total revenue	$673	$548	23%	23%	$2,362	$1,936	22%	19%

2.	Teradata reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

In 2011, a number of special items were included in Teradata’s results reported under GAAP. For the fourth quarter of 2011, Teradata’s non-GAAP results as reported in this release included $6 million of amortization of acquisition-related intangible assets; $4 million of transaction, integration and reorganization costs; $2 million of acquisition-related purchase accounting adjustments; and $10 million of stock-based compensation expense. For the full-year results for 2011, Teradata’s non-GAAP results as reported in this release included $24 million of amortization of acquisition-related intangible assets; $25 million of transaction, integration and reorganization costs; $17 million of acquisition-related purchase accounting adjustments; $28 million of gains on equity investments; and $35 million of stock-based compensation expense. Included in Teradata’s 2010 results was $8 million of stock-based compensation expense in the fourth quarter and $26 million for the full-year.

The following tables reconcile Teradata’s actual and projected results and earnings per diluted share, or EPS, under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view to the company’s operating results during the integration period of the acquisitions of Aprimo and Aster Data, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

(a) Gross Margin Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended December 31
	Three Months			Twelve Months
(Shown in $M)	2011	2010	% chg	2011	2010	% chg
Gross Margin (GAAP)	$374	$305	23%	$1,293	$1,088	19%
% of Revenue (GAAP)	55.6%	55.7%		54.7%	56.2%
Excluding:
Stock-based compensation expense	1	1		4	3
Purchase accounting adjustments	2			17
Amortization of acquisition-related intangible assets	3			14
Transaction, integration and reorganization related costs	2			4

Adjusted Gross Margin (non-GAAP)	$382	$306	25%	$1,332	$1,091	22%

% of Revenue (non-GAAP)	56.5%	55.8%		55.9%	56.4%

(b) Operating Income Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended December 31
	Three Months			Twelve Months
(Shown in $M)	2011	2010	% chg	2011	2010	% chg
Operating Income (GAAP)	$133	$117	14%	$456	$415	10%
% of Revenue (GAAP)	19.8%	21.4%		19.3%	21.4%
Excluding:
Stock-based compensation expense	10	8		35	26
Purchase accounting adjustments	2			17
Amortization of acquisition-related intangible assets	6			24
Transaction, integration and reorganization related costs	4			25

Adjusted Operating Income (non-GAAP)	$155	$125	24%	$557	$441	26%

% of Revenue (non-GAAP)	22.9%	22.8%		23.4%	22.8%

(c) Net Income Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended December 31
	Three Months			Twelve Months
(Shown in $M)	2011	2010	% chg	2011	2010	% chg
Net Income (GAAP)	$98	$85	15%	$353	$301	17%
% of Revenue (GAAP)	14.6%	15.5%		14.9%	15.5%
Excluding:
Gain from equity investments				(22)
Stock-based compensation expense	6	5		22	16
Purchase accounting adjustments	1			11
Amortization of acquisition-related intangible assets	3			15
Transaction, integration and reorganization related costs	5			20

Adjusted Net Income (non-GAAP)	$113	$90	26%	$399	$317	26%

% of Revenue (non-GAAP)	16.7%	16.4%		16.7%	16.4%

(d) Earnings Per Share Reconciliation of GAAP to Non-GAAP Measures

	For the Periods Ended December 31
	Three Months		Twelve Months		2012 FY Guidance
	2011	2010	2011	2010
Diluted Earnings Per Share (GAAP)	$0.57	$0.50	$2.05	$1.77	$2.27 - $2.37
Excluding:
Gain from equity investments			(0.13)
Stock-based compensation expense	0.04	0.03	0.13	0.09	0.15
Purchase accounting adjustments			0.06		0.01
Amortization of acquisition-related intangible assets	0.02		0.09		0.10
Transaction, integration and reorganization related costs	0.03		0.12		0.03

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.66	$0.53	$2.32	$1.86	$2.56 - $2.66

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation or as a substitute for or superior to results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the enterprise data warehousing business, including the increased pressure on price/performance for data warehousing solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors described from time to time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	For the Period Ended December 31
	Three Months			Twelve Months
	2011	2010	% Chg	2011	2010	% Chg
Revenue
Products	$331	$267	24%	$1,122	$933	20%
Services	342	281	22%	1,240	1,003	24%

Total revenue	673	548	23%	2,362	1,936	22%
Product gross margin	221	176		741	627
% of Revenue	66.8%	65.9%		66.0%	67.2%
Services gross margin	153	129		552	461
% of Revenue	44.7%	45.9%		44.5%	46.0%

Total gross margin	374	305		1,293	1,088
% of Revenue	55.6%	55.7%		54.7%	56.2%
Selling, general and administrative expenses	185	149		663	526
Research and development expenses	56	39		174	147

Income from operations	133	117		456	415
% of Revenue	19.8%	21.4%		19.3%	21.4%
Other (expense) income, net	—	(1)		25	(1)
Income before income taxes	133	116		481	414
% of Revenue	19.8%	21.2%		20.4%	21.4%
Income tax expense	35	31		128	113

% Tax rate	26%	27%		27%	27%
Net income	$98	$85		$353	$301

% of Revenue	14.6%	15.5%		14.9%	15.5%
Net income per common share
Basic	$0.59	$0.51		$2.10	$1.80
Diluted	$0.57	$0.50		$2.05	$1.77
Weighted average common shares outstanding
Basic	167.4	167.7		168.1	167.4
Diluted	171.3	171.0		171.9	170.4

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	December 31, 2011	September 30, 2011	December 31, 2010
Assets
Current assets
Cash and cash equivalents	$772	$691	$883
Accounts receivable, net	494	441	402
Inventories	61	64	65
Other current assets	85	65	56

Total current assets	1,412	1,261	1,406
Property and equipment, net	120	119	105
Capitalized software, net	140	140	116
Goodwill	742	736	136
Acquired intangible assets	163	171	12
Deferred income taxes	28	48	59
Other assets	11	11	49

Total assets	$2,616	$2,486	$1,883

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$97	$96	$102
Payroll and benefits liabilities	169	140	134
Deferred revenue	339	353	263
Other current liabilities	90	82	70

Total current liabilities	695	671	569
Long-term debt	290	293	—
Pension and other postemployment plan liabilities	77	83	85
Other liabilities	60	38	40

Total liabilities	1,122	1,085	694

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	765	744	690
Treasury Stock	(526)	(494)	(399)
Retained earnings	1,237	1,139	884
Accumulated other comprehensive income	16	10	12

Total stockholders’ equity	1,494	1,401	1,189

Total liabilities and stockholders’ equity	$2,616	$2,486	$1,883

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Period Ended December 31
	Three Months		Twelve Months
	2011	2010	2011	2010
Operating activities
Net income	$98	$85	$353	$301
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28	17	102	60
Stock-based compensation expense	10	8	35	26
Excess tax benefit from stock-based compensation	(4)	(7)	(14)	(10)
Deferred income taxes	40	25	71	41
Gain on investments	—	—	(28)	—
Changes in assets and liabilities:
Receivables	(53)	9	(65)	(15)
Inventories	3	—	3	(18)
Current payables and accrued expenses	28	16	28	9
Deferred revenue	(12)	(1)	45	10
Other assets and liabilities	(12)	(4)	(17)	9

Net cash provided by operating activities	126	148	513	413
Investing activities
Expenditures for property and equipment	(11)	(9)	(42)	(34)
Additions to capitalized software	(12)	(12)	(68)	(49)
Business acquisitions and other investing activities, net	—	(1)	(722)	(62)

Net cash used in investing activities	(23)	(22)	(832)	(145)
Financing activities
Repurchases of common stock	(32)	—	(127)	(88)
Proceeds from long-term borrowings	—	—	600	—
Repayments of long-term borrowings	—	—	(300)	—
Excess tax benefit from stock-based compensation	4	7	14	10
Other financing activities, net	6	10	25	31

Net cash (used in) provided by financing activities	(22)	17	212	(47)
Effect of exchange rate changes on cash and cash equivalents	—	(1)	(4)	1

Increase (decrease) in cash and cash equivalents	81	142	(111)	222
Cash and cash equivalents at beginning of period	691	741	883	661

Cash and cash equivalents at end of period	$772	$883	$772	$883

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions)

	For the Period Ended December 31
	Three Months				Twelve Months
	2011	2010	% Change As Reported	% Change Constant Currency	2011	2010	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$415	$341	22%	22%	$1,436	$1,166	23%	23%
EMEA	145	119	22%	22%	548	442	24%	18%
APJ	113	88	28%	26%	378	328	15%	8%

Total revenue	673	548	23%	23%	2,362	1,936	22%	19%

Segment gross margin
Americas	245	205			837	702
% of Revenue	59.0%	60.1%			58.3%	60.2%
EMEA	73	62			281	232
% of Revenue	50.3%	52.1%			51.3%	52.5%
APJ	56	38			175	154
% of Revenue	49.6%	43.2%			46.3%	47.0%

Total gross margin	374	305			1,293	1,088
% of Revenue	55.6%	55.7%			54.7%	56.2%
Selling, general and administrative expenses	185	149			663	526
Research and development expenses	56	39			174	147

Income from operations	$133	$117			$456	$415

% of Revenue	19.8%	21.4%			19.3%	21.4%